EX 99.1

Acasti Pharma Announces 1-for-6 Reverse Stock Split

LAVAL, Québec, July 7, 2023 -- Acasti Pharma Inc. ("Acasti" or the "Company") (Nasdaq: ACST), a late-stage, biopharma company advancing GTX-104, its novel formulation of nimodipine that addresses the high unmet medical needs for a rare disease, aneurysmal subarachnoid hemorrhage (aSAH), today announced that the Company will effect a 1-for-6 reverse split of its issued and outstanding common shares. The reverse stock split will become effective July 10, 2023 at 12:01 a.m. ET. The Company's common shares will trade on a split-adjusted basis on The NASDAQ Capital Market, as of the opening of trading on Monday, July 10, 2023. The new CUSIP number for the Company's common shares will be 00430K865.

The reverse stock split is being affected as part of the Company's plan to regain compliance with the $1.00 minimum bid price continued listing requirement of The NASDAQ Capital Market.

When the reverse stock split becomes effective, every six common shares of Acasti will be automatically combined into one new common share of Acasti. No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-split common shares to any stockholder of record who otherwise would have received a fractional share as a result of the reverse stock split.

The reverse stock split will reduce the number of outstanding common shares from approximately 44.6 million shares to approximately 7.4 million shares.

Acasti’s transfer agent is Computershare Services Inc. Stockholders holding paper certificates representing pre-split holdings can contact our transfer agent by calling (800) 564-6253 (Canada and U.S.), (514) 982-7555 (Outside North America), or by email directed to corporateactions@computershare.com for the procedure to exchange existing stock certificates for new stock certificates or book-entry shares. Certificates representing pre-split holdings will be deemed to represent the stockholder's past split holdings until the stockholder presents the certificate to the transfer agent. Stockholders who are holding their shares in electronic form or through a brokerage facility do not have to take any action as the effects of the reverse stock split will automatically be reflected in their brokerage accounts.

About Acasti

Acasti is a late-stage biopharma company with drug candidates addressing rare and orphan diseases. Acasti's novel drug delivery technologies have the potential to improve the performance of currently marketed drugs by achieving faster onset of action, enhanced efficacy, reduced side effects, and more convenient drug delivery. Acasti's lead clinical assets have each been granted Orphan Drug Designation by the FDA, which provides seven years of marketing exclusivity post-launch in the United States, and additional intellectual property protection with over 40 granted and pending patents. Acasti's lead development asset, GTX-104, is an intravenous infusion targeting aneurysmal Subarachnoid Hemorrhage (aSAH), a rare and life-threatening medical emergency in which bleeding occurs over the surface of the brain in the subarachnoid space between the brain and skull.

For more information, please visit: https://www.acastipharma.com/en.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and "forward-looking information" within the meaning of Canadian securities laws (collectively, "forward-looking statements"). Such forward looking statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of Acasti to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements containing the terms "believes," "belief," "expects," "intends," "anticipates," "estimates", "potential," "should," "may," "will," "plans," "continue", "targeted" or other similar expressions to be uncertain and forward-looking. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The forward-looking statements in this press release, including statements concerning to compliance with the NASDAQ minimum bid price requirement, the effect and timing of the reverse stock split, including the estimated number of common shares outstanding after affecting the reverse stock split, and the ability of the Company's drug candidates to achieve improved performance of currently marketed drugs, are based upon Acasti's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: (i) the success and timing of regulatory submissions of the planned Phase 3 safety study for GTX-104; (ii) regulatory requirements or developments and the outcome and timing of the proposed IND application for GTX-104; (iii) changes to clinical trial designs and regulatory pathways; (iv) legislative, regulatory, political and economic developments; and (v) actual costs associated with Acasti's clinical trials as compared to management's current expectations. The foregoing list of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors detailed in documents that have been and are filed by Acasti from time to time with the Securities and Exchange Commission and Canadian securities regulators. All forward-looking statements contained in this press release speak only as of the date on which they were made. Acasti undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable securities laws.

For more information, please contact:

Acasti Contact:

Prashant Kohli
Chief Executive Officer
Tel: 450-686-4555
Email:info@acastipharma.com

www.acasti.com

Investor Relations:
Robert Blum
Lytham Partners, LLC
602-889-9700
ACST@lythampartners.com